KPMG LLP
4200 Wells Fargo Center
90 South Seventh Street
Minneapolis, MN  55402


            Consent of Independent Registered Public Accounting Firm

The Board of Directors of Allianz Life Insurance Company of North America and the Contract Owners of Allianz Life Variable Account B:

We consent to the use of our report dated March 15, 2006 on the financial statements of Allianz Life Variable Account B and our report dated March 15, 2006 on the consolidated financial statements of Allianz Life Insurance Company of North America and subsidiaries included herein and to the reference to our Firm under the heading "EXPERTS" in the Statement of Additional Information.

Our report dated March 15, 2006 on the consolidated financial statements of Allianz Life Insurance Company of North America and subsidiaries refers to a change in the Company's method of accounting for non-traditional long-duration insurance contracts in 2004.


                                /s/ KPMG LLP
                                    KPMG LLP


Minneapolis, Minnesota
September 25, 2006